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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) to be filed on or about April 24, 2002 pertaining to the 2000 Stock Plan, as amended, of Epimmune Inc. of our report dated February 21, 2002 with respect to the consolidated financial statements of Epimmune Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP



San Diego, California
April 24, 2002